EXHIBIT 10.6

Our Current Report on Form 8-K filed May 15, 2008 described the structure of our 162(m) bonus plan for our named executive officers.  The Management Development, Nominating and Governance Committee of our Board of Directors has continued the structure of such bonus plan for 2011 as described in that Form 8-K.  Under the bonus structure applicable to 2011, the performance target is based on our performance for 2011, and determination of the CEO’s 2011 bonus will consider shareholder value, return on investment, primary business drivers (loss ratio, expense ratio and market share), loss mitigation, management organization, management of our business franchise through dealings with federal and state regulatory agencies, and the profitability of our mix of new business.